EXHIBIT 99.5<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

Citigroup Inc.
GBP 800,000,000 5.125% Subordinated Notes due December 2018
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	British pounds sterling (“GBP”)
3.	Aggregate Nominal Amount:	GBP 800,000,000
4.	Issue Price:	99.997% of the Aggregate Nominal Amount
5.	Specified Denominations:	GBP 1,000, GBP 10,000 and GBP 100,000
6.	Issue Date:	1 August 2003
7.	Maturity Date:	12 December 2018
8.	Interest Basis:	Fixed Rate
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Subordinated
11.	Listing:	Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	5.125% per annum payable annually in arrears
	(ii) Interest Payment Dates:	12 December in each year, subject to Following Business Day convention
	(iii) Fixed Coupon Amounts:	GBP 51.25 per Note of GBP 1,000, GBP 512.50 per Note of GBP 10,000 and GBP 5,125 per Note of GBP 100,000.
	(iv) Day Count Fraction:	Actual/Actual
	(v) Business Day:	London
	(vi) Broken Amounts:	Short first coupon on 12 December 2003 of GBP 18.67 per Note of GBP 1,000.
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0173603969
20.	Common Code:	0173603969